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                                                                     Exhibit 8.1


                           [McDonald, Hopkins, Burke &
                          Haber Co., L.P.A. Letterhead]



                                            March 15, 2002


Northwest Ethanol, LLC
P.O. Box 4505
Sherwood, Ohio  43556

     RE:   FORM SB-2 REGISTRATION STATEMENT

Gentlemen:

     We have acted as special tax counsel for Northwest Ethanol, LLC, an Ohio limited liability company (the "Company"), in connection with the registration on Form SB-2 of a maximum of 4,400 limited liability company units (the "Units"). We are rendering this opinion in accordance with Item 601(b)(8) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

     We are rendering this opinion to the Company. The tax consequences of owning Units in the Company are dependent on matters of fact, including the individual circumstances of investors. These facts have not been considered by and are not known by us; consequently such individual tax consequences are not addressed by the opinion; and investors are urged to consult with their own tax advisors prior to investing. The Company may not deliver or otherwise use this opinion without the express written consent of McDonald, Hopkins, Burke & Haber Co., L.P.A.

     For purposes of this opinion letter, we have examined and relied upon originals, counterparts, or copies thereof, of the following documents:

     1. The registration statement (File No. 333-74274) filed with the Securities and Exchange Commission (the "Commission") covering the offer and sale of the Units dated November 30, 2001 (the "Registration Statement");

     2. The written communication between our office and the Commission responding to the staff's comment letter dated December 31, 2001 and all other written communications between our office and the Commission (the "Communications");

     3. Pre-Effective Amendment No. One to the Registration Statement filed with the Commission covering the offer and sale of the Units dated January 23, 2002 ("Amendment No. One");

     4. Pre-Effective Amendment No. Two to the Registration Statement filed with the Commission covering the offer and sale of the Units dated February 22, 2002 ("Amendment No. Two"); and




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Northwest Ethanol, LLC
February 21, 2002
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     5.   Pre-Effective Amendment No. Three to the Registration Statement filed with the Commission covering the offer and sale of Units dated March 15, 2002 ("Amendment No. Three") (the Registration Statement, the Communications, Amendment No. One, Amendment No. Two and
          Amendment No. Three shall hereinafter sometimes be collectively referred to as the "Offering Documents").

     In rendering the opinion expressed herein, we have considered such matters of law and of fact, and have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such certificates, documents and records, directors' certificates and other documents as we have deemed relevant and necessary as a basis for the opinion expressed herein, including but not limited to the following:

     1. Articles of Organization of the Company as certified by an officer of the Company, on the date hereof;

     2. Amended and Restated Operating Agreement of the Company dated as of November 27, 2001, as amended for clarification purposes by the Directors on January 10, 2002 (the "Amended and Restated Operating Agreement") as certified by an officer of the Company, on the date hereof; and

     3. Certificate of the directors of the Company dated as of the date hereof (the "Directors' Certificate") relating to certain facts regarding the Company upon which the opinion expressed herein is based.

     As to questions of fact material to the opinion expressed herein, we have relied upon, and assumed the accuracy of, the Directors' Certificate, the Offering Documents and such certificates, records and other documents that we have reviewed in connection with giving the opinion expressed herein. We have assumed that there are no other facts, conditions or circumstances which conflict with or are inconsistent with those set forth in any of the foregoing. With respect to such matters, we have not made any independent investigation or verification of the information contained therein for purposes of this opinion letter.

     In connection with rendering the opinion expressed herein, we have with your permission assumed, without independent investigation, the following: (i) the legal capacity of natural persons, the absence of duress, fraud and undue influence of all signatures on documents submitted to us, and the absence of mutual mistake of fact or misunderstanding; (ii) the genuineness of all signatures on documents submitted to us; (iii) the authenticity, completeness and accuracy of all documents, materials and records submitted to us as originals and the conformity to authentic original documents of all documents, materials and records submitted to us as certified, conformed or photostatic copies; (iv) that persons acting on behalf of parties, including agents and fiduciaries, were duly authorized to act in that capacity; (v) that the transactions contemplated by the Offering Documents have been duly authorized by all necessary action on the part of all parties; (vi) the due execution and delivery of the Amended and Restated Operating Agreement on the part of all parties thereto; and (vii) that no action has




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Northwest Ethanol, LLC
February 21, 2002
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been taken which amends, renders ineffective or otherwise affects any of the documents, materials or records which we have examined.

     Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

     1. Reasonable basis, as defined in Section 6662 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, exists to treat the Company as a partnership for federal income tax purposes.

     2. The discussion of possible tax consequences contained in Amendment No. Two under the heading "Federal Income Tax Consequences; Tax Consequences To Our Members" is an accurate general description of the principal federal income tax consequences that may arise from the ownership and disposition of the Units.

     The foregoing opinion is qualified in the following respects:

     A. The federal tax consequences described in the Offering Documents relate primarily to individual citizens and residents of the United States and may have limited applicability to corporations, trusts, estates, tax-exempt organizations, insurance companies, financial institutions, foreign taxpayers and broker-dealers.

     B. The opinion expressed in Paragraph 1 above addresses the taxability of the Company as a partnership for federal income tax purposes. Paragraph 1 does not address the individual tax consequences of owing units in the Company and Paragraph 2 addresses matters of law only. The actual tax consequences associated with owning Units in the Company are dependent on matters of fact, including the individual circumstances of investors, that we are not aware of nor have we considered. Therefore, investors are urged to consult with their own tax advisor prior to making their investment decision because their own unique facts and circumstances are not covered by this opinion.

     C. We express no opinion as to the effect of any state or local laws, regulations, rules or judicial decisions.

     D. We express no opinions except as specifically set forth in the numbered paragraphs above, and no opinions as to any other matter shall be deemed to be implied by or may be inferred from any of the numbered paragraphs set forth above.

     E. The opinion expressed herein is based on existing law as published and contained in the Internal Revenue Code, the Treasury Regulations, administrative rulings and court decisions as of the date hereof.

     F. No rulings have been requested from the Internal Revenue Service concerning the opinion expressed herein. Accordingly, the Internal Revenue Service or a court may disagree with the opinion expressed herein. Therefore, the opinion expressed




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Northwest Ethanol, LLC
February 21, 2002
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          herein will not assure the intended tax consequences nor will it bind the Internal Revenue Service or the courts.

     The opinion expressed herein is given as of the date hereof and speaks as of only that date. We assume no obligation to advise you of any changes in fact or law or of anything coming to our attention bearing upon the accuracy of or completeness of any assumption, whether or not material, which may be brought to our attention at a later date. This opinion is an expression of our professional judgment based upon existing law, and does not constitute a guarantee of the indicated treatment nor is it an undertaking to defend the indicated treatment if it is challenged by the Internal Revenue Service.

     We hereby consent to the filing of this opinion letter with the Commission as an exhibit to Amendment No. Two in accordance with the requirements of Item 601(b)(8) of Regulation S-B, and to the reference to our firm therein. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereto.

                                Very truly yours,


                                /s/ McDonald, Hopkins, Burke & Haber Co., L.P.A.

                                McDonald, Hopkins, Burke
                                   & Haber Co., L.P.A.